Filed Pursuant to Rule 424(b)(5)

Registration No. 333-282966

PROSPECTUS SUPPLEMENT

(to Prospectus dated November 12, 2024)

4,705,870 Ordinary Shares

Roadzen Inc.

We are offering on a best efforts basis 4,705,870 of our ordinary shares, par value $0.0001 per share, pursuant to this prospectus supplement and the accompanying prospectus. The public offering price for each ordinary share is US$1.70.

The ordinary shares will be offered at a fixed price and are expected to be issued in a single closing. There is no minimum number of ordinary shares to be sold or minimum aggregate offering proceeds for this offering to close. Accordingly, neither we nor the placement agent have made any arrangements to place investor funds in an escrow account or trust account since the placement agent will not receive investor funds in connection with the sale of ordinary shares offered hereunder.

We have engaged Maxim Group LLC, or the placement agent or Maxim, to act as our exclusive placement agent in connection with this offering. The placement agent has agreed to use its reasonable best efforts to arrange for the sale of the ordinary shares offered by this prospectus. The placement agent is not purchasing or selling any of the ordinary shares we are offering and the placement agent is not required to arrange the purchase or sale of any specific number of ordinary shares or dollar amount. We have agreed to pay to the placement agent the placement agent fees set forth in the table below, which assumes that we sell all of the ordinary shares offered by this prospectus. There is no arrangement for funds to be received in escrow, trust or similar arrangement. There is no minimum offering requirement as a condition of closing of this offering. We may sell fewer than all of the ordinary shares offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund if we do not sell all of the ordinary shares offered hereby. Because there is no escrow account and no minimum number of ordinary shares or amount of proceeds, investors could be in a position where they have invested in us, but we have not raised sufficient proceeds in this offering to adequately fund the intended uses of the proceeds as described in this prospectus. See “Risk Factors.” We will bear all costs associated with the offering. See “Plan of Distribution” for more information regarding these arrangements.

Our ordinary shares are listed on the Nasdaq Global Market under the symbol “RDZN.” The last reported sale price of our ordinary shares on the Nasdaq Global Market on May 1, 2026 was US$2.22 per share.

We are an emerging growth company and a smaller reporting company under Rule 405 of the United States Securities Act of 1933, as amended (the “Securities Act”), and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein and future filings.

Investing in our ordinary shares involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” in this prospectus supplement beginning on page S-4, and under similar headings in the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Ordinary Share	Total
Public offering price	$1.70	$7,999,979.00
Placement agent commissions (6%)(1)	$0.102	$479,998.74
Proceeds, before expenses, to us	$1.598	$7,519,980.26

(1)	In addition, we have agreed to pay for certain expenses of the placement agent. See “Plan of Distribution” for additional information regarding compensation payable to the placement agent and estimated expenses.

The delivery to purchaser(s) of the ordinary shares in this offering is expected to be made on or about May 5, 2026, subject to satisfaction of certain customary closing conditions.

Maxim Group LLC

Sole Placement Agent

The date of this prospectus supplement is May 4, 2026.

PROSPECTUS

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement entitled “Information Incorporated by Reference” and “Where You Can Find More Information.”

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus form part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. This document contains two parts. The first part consists of this prospectus supplement, which provides you with specific information about this offering. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent that any statement we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference herein or therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference herein and therein.

Unless the context otherwise requires, all references to the terms “we,” “us,” “our,” “Roadzen” and the “Company” throughout this prospectus supplement mean Roadzen Inc. and its subsidiaries.

All references in this prospectus supplement to our financial statements include, unless the context indicates otherwise, the related notes.

The information contained in this prospectus supplement or the accompanying prospectus is accurate only as of the date of this prospectus supplement or the accompanying prospectus, as applicable, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus or of any sale of the securities. We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs. Roadzen and our logo are some of our trademarks used in this prospectus supplement. This prospectus supplement also includes trademarks, tradenames, and service marks that are the property of other organizations. Solely for convenience, our trademarks and tradenames referred to in this prospectus supplement may appear without a “TM” or other symbol, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or the right of the applicable licensor to these trademarks and tradenames.

S-1

PROSPECTUS SUPPLEMENT SUMMARY

The following summary of our business highlights some of the information contained elsewhere in or incorporated by reference into this prospectus supplement. Because this is only a summary, however, it does not contain all of the information that may be important to you. You should carefully read this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference, which are described under “Information Incorporated by Reference” and “Where You Can Find More Information” in this prospectus supplement. You should also carefully consider the matters discussed in the section entitled “Risk Factors” in this prospectus supplement, in the accompanying prospectus and in other periodic reports incorporated herein by reference.

Overview

Roadzen Inc. is a leading Insurtech company on a mission to transform global auto insurance powered by advanced artificial intelligence (“AI”). At the heart of our mission is our commitment to create transparency, efficiency, and a seamless experience for the millions of end customers who use our products through our insurer, OEM, and fleet (such as trucking, delivery, and commercial fleets) partners. We seek to accomplish this by combining computer vision, telematics and AI with continually updated data sources to provide a more efficient, effective and informed way of building auto insurance products, assessing damages, processing claims and improving driver safety. Insurers and other partners of Roadzen across the world use Roadzen’s technology to launch new auto insurance products, manage risk better and resolve claims faster. These products are built with dynamic underwriting capabilities, Application Programming Interface, or API-led distribution and real-time claims processing.

Roadzen has built a pioneering technology platform that uses telematics, computer vision and data science to spearhead innovation across the insurance value chain, namely underwriting, distribution, claims and road safety. We call it the Roadzen “Insurance as a Service” (“IaaS”) platform. Our business generates commission-based revenue as an insurance broker focused on embedded and B2B2C (Business-to-Business-to-Customer) insurance distribution, and fee-based revenue as a provider of innovative cloud, telematics, and AI-based applications for the auto insurance ecosystem.

Roadzen has four major client types:

●	Insurance — including insurance companies, reinsurers, agents, brokers;

●	Automotive — including carmakers, dealerships, online-to-offline car sales platforms;

●	Fleets — including small and medium fleets, taxi fleets, ridesharing platforms, commercial and corporate fleets; and

●	Other distribution channels such as financial services companies providing auto loans, and telematics companies.

Our operations are global, serving a diverse and expanding client base that includes market-leading insurance companies, fleets, and automotive original equipment manufacturers (OEMs) such as AXA, SCOR, Arch, Société Générale, Jaguar Land Rover, Audi, Mercedes, Volvo, and several others. We deliver specialized insurance and mobility solutions across key geographies, including India, the U.S., U.K. and Europe, through a network of regulated entities and licensed platforms.

In the U.K. and Europe, we operate through a specialist Managing General Agent (“MGA”) based in Coventry, England, which provides auto insurance, extended warranties, and claims management services to insurers, automotive dealers, manufacturers, and fleet operators. This MGA leverages its regulatory license to underwrite and service policies locally while utilizing third-party licenses to deliver solutions globally. It acts as a delegated authority on behalf of insurers, managing policy sales and claims adjudication via its brokerage platform. Revenue is generated through commissions and administrative fees tied to Gross Written Premium (“GWP”), with specialty contracts typically structured over five-year terms.

In the U.S., we operate a licensed auto club based in Burlingame, California that specializes in commercial roadside assistance (“RSA”) and claims management. With a robust network of over 75,000 service providers nationwide, it offers towing, transportation and first notice of loss (“FNOL”) services to government fleets, enterprises, insurers and auto manufacturers. We also operate a licensed MGA based in San Diego, California that specializes in commercial auto insurance. These capabilities support our comprehensive suite of mobility and insurance infrastructure services across North America.

In India, we operate as a licensed insurance broker providing distribution and servicing of motor insurance products, while also providing RSA, vehicle inspection, and claims management services. Our India operations also serve as the Company’s global technology headquarters, where our product, engineering, and AI teams develop and scale the core platforms that power our insurance and mobility services worldwide. Together, these operations form a seamless platform that combines insurance, technology, and mobility services across our global footprint.

Our mission is to build the leading company at the intersection of AI, insurance and mobility. To further our mission, we have built a pioneering lab focused on fundamental and applied AI research. We work on core research areas in computer vision, generative AI, and traditional machine learning to develop product experiences that improve the safety, convenience, and protection of millions of drivers across the world. Roadzen is a founding member of the AI Alliance fostering safe, responsible, and open-source development alongside industry leaders such as Meta, IBM, Hugging Face, Stability AI, AMD, Service Now, and others. Our approach to building precision AI models in insurance and mobility has won several industry accolades. In October 2021, Forbes Magazine ranked Roadzen among the Top 10 AI companies. In 2022, Financial Express named Roadzen AI Startup of the Year. Additionally, the company won two awards at the prestigious Global Artificial Intelligence Summit & Awards: “Best Use of AI in Mobility” and “Best Use of AI in Insurance,” both presented by the All India Council for Robotics & Automation (AICRA). Roadzen achieved significant industry recognition for its advancements in AI and technology during Fiscal Year 2025. Honors included ‘Best AI in Deep Tech’ at the AI Awards Summit 2025 by Entrepreneur India and secured a spot on the Fintech40 Index by L’Observatoire de la Fintech. It was named the ‘World’s Top InsurTech’ by CNBC in 2024, ‘Most Innovative Use of AI’ by Financial Express at the FE Futech Awards 2024 and won the Gold Stevie Award for its xClaim insurance solution at the International Business Awards 2024. Additional recognitions included ‘Excellence in InsurTech’ by the India FinTech Forum (IFTA 2024), ‘Best Use of AI in Insurance’ at the Global AI Summit & Awards (GAISA 2024), and ‘Best Product and Business Team’ at the World Auto Forum 2024. Roadzen also won ‘Best Use of Technology’ at the Entrepreneur Awards 2024 and ‘Most Innovative Company’ at the World Finance Innovation Awards 2024.

Other Information

We were incorporated in the British Virgin Islands on April 22, 2021. Roadzen (DE) was incorporated in the State of Delaware on May 7, 2015. Our principal executive offices are located at 111 Anza Blvd., Suite 109 Burlingame, CA 94010. We also maintain a website at www.roadzen.ai. The information contained in, or that can be accessed through, our website is not part of this prospectus.

S-2

The Offering

Ordinary shares offered by us	4,705,870 ordinary shares

Public offering price	$1.70 per ordinary share

Ordinary shares outstanding immediately prior to this offering	79,695,672 shares

Ordinary shares outstanding after this offering	84,401,542 shares

Use of proceeds:	We intend to use the net proceeds pursuant to this prospectus for working capital and general corporate purposes. We may also use a portion of the net proceeds to repay indebtedness outstanding, which as of December 31, 2025 included the $11.5 million in principal amount of indebtedness to Mizuho Securities USA LLC pursuant to senior secured notes initially due December 31, 2025, which are in negotiation to be extended through June 30, 2027, the $5.4 million in principal amount outstanding pursuant to junior convertible notes issued to an institutional investor on November 20, 2025, and the $5.5 million in principal amount outstanding pursuant to junior convertible notes issued to an institutional investor on January 19, 2026. For additional information, see our Annual Report on Form 10-K for the fiscal year ended March 31, 2025 and in other documents that we subsequently file with the SEC, all of which are incorporated by reference in this prospectus supplement and the accompanying prospectus in their entirety. We have not allocated specific amounts of net proceeds for any of these purposes. Changing circumstances may cause us to consume capital significantly faster than we currently anticipate. The amounts and timing of our actual expenditures will depend upon numerous factors, including the progress of our global marketing and sales efforts, our development efforts and the overall economic environment.

Risk factors:	This investment involves a high degree of risk. See the information contained in or incorporated by reference under “Risk Factors” beginning on page S-4 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement.

Nasdaq Global Market Symbol:	Our ordinary shares are listed on The Nasdaq Global Market under the symbol “RDZN.”

S-3

The number of our ordinary shares to be outstanding after this offering is based on 79,695,672 ordinary shares outstanding as of May 3, 2026 and excludes the following:

●	9,622,920 shares reserved for unvested restricted stock units (“RSUs”) outstanding under our 2023 Omnibus Incentive Plan;

●	7,024,642 shares reserved for future grants of RSUs under our 2023 Omnibus Incentive Plan;

●	1,368,816 shares available for purchase under our 2023 Employee Stock Purchase Plan;

●	21,845,087 shares issuable upon exercise of Roadzen’s warrants currently issued and outstanding with a weighted average exercise price of $10.65 per share;

●	548,060 shares to be issued to certain unrelated vendors in exchange for services provided; and

●	54,542 shares issuable upon conversion of Roadzen’s convertible notes outstanding.

S-4

RISK FACTORS

An investment in our ordinary shares involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risks discussed under the sections captioned “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended March 31, 2025 (the “Form 10-K”)and in other documents that we subsequently file with the SEC, all of which are incorporated by reference in this prospectus supplement and the accompanying prospectus in their entirety, together with other information in this prospectus supplement, the accompanying prospectus, the information and documents incorporated by reference herein and therein, and in any free writing prospectus that we have authorized for use in connection with this offering. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our ordinary shares to decline, resulting in a loss of all or part of your investment.

Risks Relating to this Offering and Ownership of Our Ordinary Shares

There is substantial doubt about our ability to continue as a “going concern”.

The Company has experienced operating losses in current and preceding years. As of December 31, 2025 and 2024, the Company has negative operating cash flows. These events among others, raised substantial doubt over the Company’s ability to continue as a going concern for a reasonable period of time. The Company expects to have ongoing requirements for capital investment or debt to implement its business plans to achieve revenue growth forecast, control operating costs, and meet cash flow requirements. The Company’s ability to continue as a going concern is dependent upon, among other things, the mitigation plan to raise additional funds from existing or new investors and/or enter into one or more new long-term credit facilities to refinance short-term obligations.

This going concern risk may materially limit our ability to raise additional funds through the issuance of new debt or equity or may adversely affect the terms upon which such capital may be available. The inability to obtain sufficient financing on acceptable terms could have a material adverse effect on the Company’s financial condition, results of operations, and business prospects.

This is a best efforts offering, no minimum number of ordinary shares is required to be sold, and we may not raise the amount of capital we believe is required for our business plans.

The placement agent has agreed to use its reasonable best efforts to solicit offers to purchase the ordinary shares in this offering. The placement agent has no obligation to buy any of the ordinary shares from us or to arrange for the purchase or sale of any specific number or dollar amount of the ordinary shares. There is no required minimum number of ordinary shares or amount of proceeds that must be sold as a condition to completion of this offering. Because there is no minimum number of ordinary shares or amount of proceeds required as a condition to the closing of this offering, the actual offering amount, placement agent fees and proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth above. We may sell fewer than all of the ordinary shares offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell all of the ordinary shares offered in this offering. Thus, we may not raise the amount of capital we believe is required for our operations in the short term and may need to raise additional funds, which may not be available or available on terms acceptable to us.

As an investor, you may lose all of your investment.

Investing in our securities involves a high degree of risk. As an investor, you may never recoup all, or even part, of your investment and you may never realize any return on your investment. You must be prepared to lose all of your investment.

Management will have broad discretion as to the use of proceeds from this offering and may not use them effectively.

Our management will have broad discretion as to the application of the net proceeds from this offering and our shareholders will not have the opportunity as part of their investment decisions to assess whether the net proceeds are being used appropriately. You may not agree with our decisions, and our use of the proceeds may not yield any return on your investment. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our failure to apply the net proceeds of this offering effectively could compromise our ability to pursue our growth strategy and we might not be able to yield a significant return, if any, in our investment of these net proceeds. You will not have the opportunity to influence our decisions on how to use our net proceeds from this offering.

S-5

You will suffer immediate and substantial dilution in the net tangible book value per share of the ordinary shares that you purchase in this offering.

Because the offering price per share of our ordinary shares being offered in this offering may be higher than the book value per share of our ordinary shares, you may suffer substantial dilution in the net tangible book value of the ordinary shares you purchase in this offering. For a further description of the dilution that investors in this offering will experience, see “Dilution.”

Investors in this offering will also be subject to increased dilution upon the exercise of outstanding stock options and warrants.

Future sales of ordinary shares by shareholders may have an adverse effect on the then prevailing market price of our ordinary shares.

Based on the sale of 4,705,870 ordinary shares, we will be selling a number of ordinary shares which represents approximately 5.9% of the number of ordinary shares that we currently have outstanding. Sales of a substantial number of our ordinary shares issued in this offering in the public market following this offering could cause the market price of our ordinary shares to decline and could impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our ordinary shares or other equity-related securities would have on the market price of our ordinary shares.

You may experience dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional ordinary shares or other securities convertible into or exchangeable for our ordinary shares at prices that may not be the same as the price per share in this offering. The price per share at which we sell additional ordinary shares, or securities convertible or exchangeable into ordinary shares, in future transactions may be lower than the price per share paid by investors in this offering.

We do not intend to pay dividends on our ordinary shares so any returns will be limited to the value of our shares.

We have never declared or paid any cash dividend on our ordinary shares. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. Additionally, any credit and security agreement that we may enter into in the future will likely contain covenants that will restrict our ability to pay dividends. Any return to shareholders will therefore be limited to the appreciation of their shares.

An active trading market for our ordinary shares may not be maintained.

Our ordinary shares are currently traded on The Nasdaq Global Market, but we can provide no assurance that we will be able to maintain an active trading market on this or any other exchange in the future. If an active market for our ordinary shares is not maintained, it may be difficult for our shareholders to sell or purchase shares. An inactive market may also impair our ability to raise capital to continue to fund operations by selling shares and impair our ability to acquire other companies or technologies using our shares as consideration.

There is a risk that we will be a passive foreign investment company, or PFIC, for our current or any future taxable year, which could result in material adverse U.S. federal income tax consequences if you are a U.S. Holder.

A non-U.S. corporation, such as the Company, is classified as a PFIC for any taxable year in which, after applying relevant look-through rules with respect to the income and assets of its subsidiaries, either: (i) 50% or more of the value of the corporation’s assets either produce passive income or are held for the production of passive income, based on the quarterly average of the fair market value of such assets; or (ii) at least 75% of the corporation’s gross income is passive income.

As of the date hereof, we have not made a determination of our PFIC status for our fiscal year ended March 31, 2025. Further, based on our operating history and the projected composition of our income and valuation of our assets, including goodwill, it is uncertain whether we will be a PFIC for our current taxable year or in future taxable years. Our PFIC status is subject to a number of uncertainties, and therefore neither we nor our tax advisors can provide any assurances regarding our current or future PFIC status.

If we are a PFIC for any taxable year during which a U.S. Holder (as defined below under “Certain Material Tax Considerations – Material U.S. Federal Income Tax Considerations”) owns our ordinary shares, certain adverse U.S. federal income tax consequences could apply to such U.S. Holder. See “Certain Material Tax Considerations – Material U.S. Federal Income Tax Considerations” for further information. We have not determined, if we were to be classified as a PFIC for a taxable year, whether we will provide information necessary for a U.S. Holder to make a “qualified electing fund” election which, if available, would result in tax treatment different from (and generally less adverse than) the general tax treatment for PFICs. Accordingly, U.S. Holders should assume that they will not be able to make a qualified electing fund election with respect to our ordinary shares.

The PFIC rules are complex, and each U.S. Holder should consult its own tax advisor regarding the PFIC rules, the elections which may be available to it, and how the PFIC rules may affect the U.S. federal income tax consequences relating to the ownership and disposition of our ordinary shares.

S-6

Cautionary Note Regarding Forward-Looking Statements

This prospectus supplement (including any documents incorporated by reference herein) contains statements with respect to us which constitute ‘‘forward-looking statements’’ within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are intended to be covered by the ‘‘safe harbor’’ created by those sections. Forward-looking statements, which are based on certain assumptions and reflect our plans, estimates and beliefs, can generally be identified by the use of forward-looking terms such as “believes,” “expects,” “may,” “will,” “should,” “could,” “seek,” “intends,” “plans,” “estimates,” “anticipates” or other comparable terms. These forward-looking statements include, but are not limited to, statements concerning future events, our future financial performance, business strategy, product development strategy, and plans and objectives of management for future operations. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed in “Risk Factors” in this prospectus supplement and the documents incorporated by reference herein.

We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date they are made. We disclaim any obligation, except as specifically required by law and the rules of the SEC, to publicly update or revise any such statements to reflect any change in company expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

You should read this prospectus supplement, the accompanying prospectus, and the documents that we incorporate by reference herein and therein and have filed as exhibits to the registration statement of which this prospectus supplement is part, completely and with the understanding that our actual future results may be materially different from what we expect. You should assume that the information appearing in this prospectus supplement is accurate as of the date on the cover of this prospectus supplement only. Our business, financial condition, results of operations and prospects may change. We may not update these forward-looking statements, even though our situation may change in the future, unless we have obligations under the federal securities laws to update and disclose material developments related to previously disclosed information. We qualify all of the information presented in this prospectus supplement, and particularly our forward-looking statements, by these cautionary statements.

S-7

USE OF PROCEEDS

We estimate that we will receive net proceeds of approximately $7.4 million from this offering, after deducting the placement agent discount and estimated offering expenses payable by us.

We intend to use the net proceeds pursuant to this prospectus for working capital and general corporate purposes. We may also use a portion of the net proceeds to repay indebtedness outstanding, which as of December 31, 2025 included the $11.5 million in principal amount of indebtedness to Mizuho Securities USA LLC pursuant to senior secured notes initially due December 31, 2025, which are in negotiation to be extended through June 30, 2027, the $5.4 million in principal amount outstanding pursuant to junior convertible notes issued to an institutional investor on November 20, 2025, and the $5.5 million in principal amount outstanding pursuant to junior convertible notes issued to an institutional investor on January 19, 2026. For additional information, see our Annual Report on Form 10-K for the fiscal year ended March 31, 2025 and in other documents that we subsequently file with the SEC, all of which are incorporated by reference in this prospectus supplement and the accompanying prospectus in their entirety. We have not allocated specific amounts of net proceeds for any of these purposes. Changing circumstances may cause us to consume capital significantly faster than we currently anticipate. The amounts and timing of our actual expenditures will depend upon numerous factors, including the progress of our global marketing and sales efforts, our development efforts and the overall economic environment.

Therefore, our management will retain broad discretion over the use of the proceeds from this offering. We may ultimately use the proceeds for different purposes than what we currently intend. Pending any ultimate use of any portion of the proceeds from this offering, if the anticipated proceeds will not be sufficient to fund all the proposed purposes, our management will determine the order of priority for using the proceeds, as well as the amount and sources of other funds needed. We believe that the funds raised in this offering will be sufficient to finance the purposes described above, and we do not think that material amounts of other funds will be necessary to finance such purposes.

Pending our use of the net proceeds from this offering, we intend to maintain the net proceeds as cash deposits or cash management instruments, such as U.S. government securities or money market mutual funds.

S-8

DILUTION

If you purchase ordinary shares in this offering, you will experience dilution to the extent of the difference between the public offering price per share in this offering and our as adjusted net tangible book value per share immediately after this offering.

Our net tangible book deficit as of December 31, 2025 was approximately $(32.2) million, or $(0.40) per share. Net tangible book deficit per share is determined by dividing our total tangible assets, less total liabilities, by the aggregate number of our ordinary shares outstanding as of December 31, 2025. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of ordinary shares in this offering and the net tangible book value per share of our ordinary shares immediately after this offering.

After giving effect to the sale of 4,705,870 ordinary shares at a public offering price of $1.70 per share in this offering, and after deducting the placement agent discount and estimated offering expenses payable by us, our pro forma net tangible book deficit as of December 31, 2025 would have been approximately $(24.7) million, or $(0.29) per ordinary share. This represents an immediate increase in as adjusted net tangible book value of approximately $0.11 per share to existing shareholders and an immediate dilution in net tangible book value of approximately $1.99 per share to new investors in this offering. The following table illustrates this dilution on a per share basis:

Public offering price per ordinary share		$1.70
Net tangible book value per share as of December 31, 2025	$(0.40)
Increase in net tangible book value per share attributable to this offering	$0.11
As adjusted net tangible book value per share as of December 31, 2025, after giving effect to this offering		$(0.29)
Dilution per share to new investors in this offering		$1.99

For purposes of calculating net tangible book value, the above table is based on 79,695,672 shares issued and outstanding as of May 3, 2026, but does not include the following:

●	9,622,920 shares reserved for unvested restricted stock units (“RSUs”) outstanding under our 2023 Omnibus Incentive Plan;

●	7,024,642 shares reserved for future grants of RSUs under our 2023 Omnibus Incentive Plan;

●	1,368,816 shares available for purchase under our 2023 Employee Stock Purchase Plan;

●	21,845,087 shares issuable upon exercise of Roadzen’s warrants currently issued and outstanding with a weighted average exercise price of $10.65 per share;

●	548,060 shares to be issued to certain unrelated vendors in exchange for services provided; and

●	54,542 shares issuable upon conversion of Roadzen’s convertible notes outstanding.

If the holders of outstanding options or warrants or other outstanding convertible securities exercise or convert those options or warrants or other outstanding convertible securities at prices below the public offering price, you will incur further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

S-9

DESCRIPTION OF SECURITIES WE ARE OFFERING

The following description is a summary of some of the terms of our securities, our organizational documents and applicable laws. The descriptions in this prospectus supplement and the accompanying prospectus of our securities and our organizational documents do not purport to be complete and are subject to, and qualified in their entirety by reference to, our organizational documents, copies of which have been or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus form a part. This summary supplements the description of our ordinary shares in the accompanying prospectus and, to the extent it is inconsistent, replaces the description in the accompanying prospectus.

Ordinary Shares

A description of the ordinary shares that we are offering pursuant to this prospectus supplement is set forth under the heading “Description of Securities We May Offer” starting on page 7 of the accompanying prospectus.

S-10

CERTAIN MATERIAL TAX CONSIDERATIONS

Material U.S. Federal Income Tax Considerations

The following discussion sets forth certain material U.S. federal income tax considerations relating to the ownership and disposition of our ordinary shares by U.S. Holders (as defined below) that will hold our ordinary shares as “capital assets” (generally, property held for investment) under the U.S. Internal Revenue Code of 1986, as amended, or the “Code.”

This summary is based upon U.S. federal income tax laws as of the date of this prospectus, which are subject to change or differing interpretations, possibly with retroactive effect. This discussion is a summary only and does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including but not limited to the alternative minimum tax, the Medicare tax on certain net investment income and the different consequences that may apply if you are subject to special rules that apply to certain types of purchasers, including but not limited to:

●	banks and other financial institutions;

●	insurance companies;

●	regulated investment companies;

●	real estate investment trusts;

●	government organizations;

●	dealers and traders in securities that use mark-to-market accounting for U.S. federal income tax purposes;

●	persons holding ordinary shares as part of a hedging transaction, straddle, constructive sale, conversion transaction or other integrated transaction;

●	persons whose functional currency for U.S. federal income tax purposes is not the U.S. dollar;

●	tax-exempt organizations or entities, including an “individual retirement account” or “Roth IRA” as defined in Sections 408 or 408A of the Code, respectively;

●	persons that received the ordinary shares upon the exercise of an employee stock option or otherwise as compensation for the performance of services;

●	persons holding ordinary shares that own or are deemed to own 10% or more of our value or voting shares;

●	former citizens and residents of the United States subject to tax as expatriates;

●	S-corporations, partnerships, or other entities or arrangements classified as partnerships for U.S. federal income tax purposes (and investors therein); or

●	persons holding ordinary shares in connection with a trade or business conducted outside of the United States or in connection with a permanent establishment or other fixed place of business outside of the United States.

If you are a partner in a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) that holds our ordinary shares, your tax treatment will generally depend upon your status and the activities of the partnership. Prospective purchasers who are partnerships or partners in a partnership should consult their tax advisers as to the particular U.S. federal income tax consequences of purchasing, owning and disposing of ordinary shares in their particular circumstances.

The discussion below is based upon applicable provisions of the Code, final, temporary and proposed Treasury Regulations promulgated thereunder, pertinent judicial decisions, interpretive rulings of the Internal Revenue Service, or IRS, and such other authorities as we have considered relevant, all of which are subject to change, possibly with retroactive effect.

S-11

We have not sought, and do not expect to seek, a ruling from the IRS as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion. You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.

THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR ORDINARY SHARES. EACH PROSPECTIVE INVESTOR IN OUR ORDINARY SHARES IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR CIRCUMSTANCES AS WELL AS ANY TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR ORDINARY SHARES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL NON-INCOME, STATE, LOCAL, TREATY AND NON-U.S. TAX LAWS.

This discussion is not a complete analysis or listing of all of the possible tax consequences and does not address all tax considerations that may be relevant to purchasers in light of their particular circumstances.

Tax Considerations Applicable to U.S. Holders

For purposes of this discussion, a “U.S. Holder” means a beneficial owner of our ordinary shares that is, for U.S. federal income tax purposes, any of the following:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust if it (1) is subject to the primary supervision of a U.S. court and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

Distributions

Subject to the discussion below under the subsection titled “Tax Considerations Applicable to U.S. Holders — Passive Foreign Investment Company Rules,” generally, any distributions we make to a U.S. Holder of ordinary shares, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes. Such income (including any taxes withheld) will be includible in your gross income as ordinary income on the day actually or constructively received by you. Such dividends received from the ordinary shares will be treated as foreign source income and will not be eligible for the dividends received deduction allowed to U.S. corporations under the Code. The following discussion assumes that all dividends will be paid in U.S. dollars. As used below, the term “dividend” means a distribution that constitutes a dividend for U.S. federal income tax purposes.

S-12

With respect to non-corporate U.S. Holders, certain dividends received from a “qualified foreign corporation” may be subject to reduced rates of taxation applicable to “qualified dividend income (‘QDI’),” provided that certain conditions are satisfied. A non-U.S. corporation (other than a corporation that is classified as a PFIC for the taxable year in which the dividend is paid or the preceding taxable year) should generally be a qualified foreign corporation if its shares, with respect to dividends received from the corporation, are readily tradable on an established U.S. securities market. Additionally, QDI does not include any dividend on any ordinary shares (i) with respect to which the U.S. Holder has not held such ordinary shares for 61 days or more during the 121-day period beginning on the date which is 60 days before the date on which such shares become ex-dividend with respect to such dividends and (ii) to the extent the U.S. Holder is not under an obligation (whether pursuant to a short sale or otherwise) to make related payments with respect to existing or substantially similar or related property. We believe, but cannot assure you, that the ordinary shares will be readily tradable on an established securities market in the United States and that we will be a qualified foreign corporation with respect to dividends paid on the ordinary shares. There can be no assurance that the ordinary shares will continue to be considered readily tradable on an established securities market in later years. U.S. Holders are urged to consult their tax advisors regarding the availability of the reduced tax rate on dividends in their particular circumstances. Dividends received on the ordinary shares will not be eligible for the dividends received deduction allowed to qualifying corporations under the Code. Furthermore, such reduced rate will not apply if we are a PFIC for the taxable year in which we pay a dividend or were a PFIC for the preceding taxable year. See the subsection below titled “Tax Considerations Applicable to U.S. Holders — Passive Foreign Investment Company Rules.”

To the extent that the amount of any distribution exceeds our current and accumulated earnings and profits for the taxable year, as determined under U.S. federal income tax principles, the distribution will first be treated first as a non-taxable return of capital, causing a reduction in your adjusted basis in the ordinary shares (thereby increasing the amount of gain, or decreasing the amount of loss, to be recognized by you on the subsequent disposition of ordinary shares), and the balance in excess of your adjusted basis will be taxed as capital gain recognized on a sale or exchange, as described below under “Tax Considerations Applicable to U.S. Holders — Gain on Disposition of Our Ordinary Shares.” Because we do not maintain calculations of our earnings and profits under U.S. federal income tax principles, it is expected that distributions generally will be reported to U.S. Holders as dividends. Distributions of additional ordinary shares to U.S. Holders that are part of a pro rata distribution to all of our shareholders generally will not be subject to U.S. federal income tax. The amount of any distribution of property other than cash will be the fair market value of such property on the date of distribution.

Passive Foreign Investment Company Rules

A non-U.S. corporation, such as the Company, will be classified as a passive foreign investment company, or PFIC, for any taxable year in which, either:

●	at least 75% of its gross income is “passive income”; or

●	at least 50% of its total gross assets (based on a quarterly average) is attributable to assets that produce “passive income” or are held for the production of “passive income.”

S-13

For this purpose, cash and assets readily convertible into cash are categorized as passive assets and our goodwill and other unbooked intangibles associated with active business activities generally may be classified as active assets. Passive income generally includes dividends, interest, royalties, and rents (other than royalties and rents derived in the active conduct of a trade or business and not derived from a related person). If we own at least 25%, directly or indirectly, (by value) of shares of another corporation, we will be treated, for purposes of the PFIC tests, as owning our proportionate share of the other corporation’s assets and receiving our proportionate share of the other corporation’s income.

As of the date hereof, we have not made a determination of our PFIC status for our fiscal year ended March 31, 2025. Further, based on our operating history and the projected composition of our income and valuation of our assets, including goodwill, it is uncertain whether we will be a PFIC for our current taxable year or in future taxable years.

The determination of whether we are a PFIC is made annually and there are uncertainties in the application of the relevant rules. Our PFIC status will depend, in part, on the amount of cash that we raise in this offering and how quickly we utilize the cash in our business. Furthermore, because we may value our goodwill based on the market price of our ordinary shares, a decrease in the market price of our ordinary shares may also cause us to be classified as a PFIC for the current or any future taxable year. Accordingly, it is possible that we may be or become a PFIC in the current or any future taxable year or the IRS may take such position. If we are a PFIC for any taxable year during which you hold our ordinary shares, you will be subject to special rules discussed below.

If we are a PFIC for any taxable year during which you hold our ordinary shares, you will be subject to special tax rules, regardless of whether we remain a PFIC, with respect to any “excess distribution” received and any gain realized from the sale or other disposition (including, under certain circumstances, a pledge) of our ordinary shares. Distributions received in a taxable year that are greater than 125% of the average annual distribution received during the shorter of the three preceding taxable years or your holding period for the ordinary shares will be treated as excess distributions. Under these special rules:

●	the excess distribution or gain will be allocated ratably over your holding period for the ordinary shares;

●	the amount allocated to the current taxable year, and any taxable year prior to the first taxable year in your holding period in which we were a PFIC, will be treated as ordinary income; and

●	the amount allocated to each other taxable year would be subject to tax at the highest rate in effect for that taxable year for individuals or corporations, as appropriate, and an interest charge would be imposed on the tax attributable to the allocated amount.

In addition, non-corporate U.S Holders will not be eligible for reduced rates of taxation on any dividends received from us if we are a PFIC in the taxable year in which such dividends are paid or in the preceding taxable year.

In general, if we are determined to be a PFIC, a U.S. Holder may avoid the adverse PFIC tax consequences described above in respect of our ordinary shares by making and maintaining a timely and valid qualified electing fund (“QEF”) election (if eligible to do so) to include in income its pro rata share of our net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the first taxable year of the U.S. Holder in which or with which our taxable year ends and each subsequent taxable year.

However, a U.S. Holder may make a QEF election only if we annually provide such U.S. Holder with certain tax information, and we currently have not determined whether we will prepare or provide such information if we determine that we are a PFIC. As a result, a U.S. Holder should assume that a QEF election will not be available, and the remainder of this disclosure assumes that such election will not be available. Each U.S. Holder should consult its own tax advisor regarding the application of the QEF election rules to the ordinary shares.

S-14

If we are a PFIC, under certain circumstances a U.S. Holder may avoid the adverse PFIC tax consequences described above if such U.S. Holder makes a mark-to-market election. The mark-to-market election is available only for interests in the Company that constitute “marketable stock,” generally, stock that is regularly traded on a national securities exchange that is registered with the SEC or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. If made, a mark-to-market election would be effective for the taxable year for which the election was made and for all subsequent taxable years unless the ordinary shares cease to qualify as “marketable stock” for purposes of the PFIC rules or the IRS consents to the revocation of the election. Upon making the mark-to-market election, a U.S. Holder generally will include for each of its taxable years as ordinary income the excess, if any, of the fair market value of its ordinary shares at the end of such year over its adjusted basis in its ordinary shares. These amounts of ordinary income would not be eligible for the favorable tax rates applicable to qualified dividend income or long-term capital gains. The U.S. Holder also will recognize an ordinary loss in respect of the excess, if any, of its adjusted basis of its ordinary shares over the fair market value of its ordinary shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s basis in its ordinary shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of its ordinary shares will be treated as ordinary income. U.S. Holders are urged to consult their tax advisors regarding the availability and tax consequences of a mark-to-market with respect to our ordinary shares under their particular circumstances and regarding the marketable stock rules.

Gain on Disposition of Our Ordinary Shares

Upon a sale or other taxable disposition of our ordinary shares, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in the ordinary shares. Generally, your tax basis should be the amount paid for the ordinary shares. Subject to the discussion under “Tax Considerations Applicable to U.S. Holders — Passive Foreign Investment Company Rules,” above, such gain or loss generally will be capital gain or loss. Capital gain or loss will constitute long-term capital gain or loss if such U.S. Holder’s holding period for the ordinary shares exceeds one year. The deductibility of capital losses is subject to certain limitations. Such gain or loss generally will be U.S.-source gain or loss, which will generally limit the availability of foreign tax credits. U.S. Holders who recognize losses with respect to a disposition of our ordinary shares s should consult their own tax advisors regarding the tax treatment of such losses.

Information Reporting and Backup Withholding

Information reporting requirements generally will apply to payments of dividends (including constructive dividends) on the ordinary shares and to the proceeds of a sale or other disposition of ordinary shares paid by us to you unless you are an exempt recipient, such as certain corporations. Backup withholding (currently at a rate of 24%) will apply to those payments if a U.S. Holder fails to provide their taxpayer identification number, or certification of exempt status, or if a U.S. Holder otherwise fails to comply with applicable requirements to establish an exemption.

Backup withholding is not an additional tax. Rather, any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS. Prospective purchasers should consult their own tax advisors regarding their qualification for exemption from information reporting and backup withholding and the procedure for obtaining such exemption.

Foreign Asset Reporting

Certain U.S. Holders are required to report information relating to an interest in ordinary shares, subject to certain exceptions (including an exception for ordinary shares held in accounts maintained by U.S. financial institutions), by attaching a complete Internal Revenue Service Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold ordinary shares. These rules impose penalties if a U.S. Holder is required to submit such information to the IRS and fails to do so. You are urged to consult your own tax advisors regarding your information reporting obligations, if any, with respect to your ownership of ordinary shares.

S-15

Material British Virgin Islands Tax Consideration

The following summary contains a description of certain British Virgin Islands and U.S. federal income tax consequences of the acquisition, ownership and disposition of ordinary shares, but it does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase ordinary shares. The summary is based upon the tax laws of British Virgin Islands and regulations thereunder and on the tax laws of the U.S. and regulations thereunder as of the date hereof, which are subject to change.

British Virgin Islands Tax Considerations

Prospective investors should consult their professional advisers on the possible tax consequences of buying, holding or selling any Shares under the laws of their country of citizenship, residence or domicile.

Under Existing British Virgin Islands Laws.

The Company and all dividends, interest, rents, royalties, compensation and other amounts paid by the Company to persons who are not resident in the British Virgin Islands (the “BVI”) and any capital gains realized with respect to any shares, debt obligations, or other securities of the Company by persons who are not resident in the BVI are exempt from all provisions of the Income Tax Ordinance in the BVI.

No estate, inheritance, succession or gift tax, rate, duty, levy or other charge is payable by persons who are not resident in the BVI with respect to any shares, debt obligation or other securities of the Company.

All instruments relating to transfers of property to or by the Company and all instruments relating to transactions in respect of the shares, debt obligations or other securities of the Company and all instruments relating to other transactions relating to the business of the Company are exempt from payment of stamp duty in the BVI. This assumes that the Company does not hold an interest in real estate in the BVI.

There are currently no withholding taxes or exchange control regulations in the BVI applicable to the Company or its members.

S-16

PLAN OF DISTRIBUTION

We have engaged Maxim Group LLC, or the placement agent, to act as our exclusive placement agent to solicit offers to purchase the ordinary shares offered by this prospectus supplement. The placement agent is not purchasing or selling any such securities, nor is it required to arrange for the purchase and sale of any specific number or dollar amount of such securities, other than to use its “reasonable best efforts” to arrange for the sale of such securities by us. We have entered into a securities purchase agreement (the “Securities Purchase Agreement”) with an institutional investor, pursuant to which we will sell to the investors an aggregate of 4,705,870 ordinary shares in this takedown from our shelf registration statement. We have negotiated the price for the securities offered in this offering with the investor. The factors considered in determining the price included the recent market price of the shares of our ordinary shares, the general condition of the securities market at the time of this offering, the history of, and the prospects, for the industry in which we compete, our past and present operations, and our prospects for future revenue.

We entered into the Securities Purchase Agreements directly with the investor on May 4, 2026, and we will only sell to the investor who has entered into the Securities Purchase Agreement.

We expect to deliver the ordinary shares being offered pursuant to this prospectus supplement on or about May 5, 2026, subject to customary closing conditions.

We have agreed to pay the placement agent a placement agent fee equal to 6.0% of the gross proceeds of this offering. We have also agreed to reimburse the placement agent up to $30,000 in accountable expenses, including the placement agent’s legal counsel’s fees.

Fees and Expenses

The following table shows the per share price and total cash fees we will pay to the placement agent in connection with the sale of the securities pursuant to this prospectus supplement.

	Per Ordinary Share	Total
Offering price	$1.70	$7,999,979.00
Placement agent commissions (6.0%)	$0.102	$479,998.74
Proceeds, before expense, to us	$1.5980	$7,519,980.26

We have also agreed to pay certain of the placement agent’s expenses relating to the offering, including reimbursement of Maxim’s accountable expenses, including the Placement Agent’s legal counsel’s legal fees, up to $30,000.

Our total estimated expenses of the offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding placement agent fees, are approximately $75,000.

Subsequent Equity Sales

We have agreed that, subject to certain exceptions, without the prior written consent of the placement agent, we will not for a period of twenty (20) days after the closing of the offering, (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any ordinary shares or any securities which would entitle the holder thereof to acquire at any time ordinary shares, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, ordinary shares or (ii) file any registration statement or any amendment or supplement thereto, other than the prospectus supplement or a registration statement on Form S-8 in connection with any employee benefit plan.

Tail Fee

For a period of six (6) months from the closing of the offering, the Company will pay the placement agent a cash fee equal to 6.0% of the gross proceeds of any equity, equity-linked, or debt financing, or any other capital raising activity received by the Company from the purchasers introduced to the Company by the placement agent related to this offering.

Regulation M Compliance

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the sale of our securities offered hereby by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. The placement agent will be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the placement agent. Under these rules and regulations, the placement agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Indemnification

We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in our placement agency agreement with the placement agent. We have also agreed to contribute to payments the placement agent may be required to make in respect of such liabilities.

Other

From time to time, the placement agent and/or their affiliates may in the future provide, various investment banking and other financial services for us for which they may receive customary fees. In the course of their businesses, the placement agent and their affiliates may actively trade our securities or loans for their own account or for the accounts of customers, and, accordingly, the placement agent and their affiliates may at any time hold long or short positions in such securities or loans.

S-17

LEGAL MATTERS

The validity of the ordinary shares and other legal matters related to this offering will be passed upon by Maples & Calder. Thompson Hine LLP is representing the placement agent in connection with certain legal matters related to this offering.

EXPERTS

The financial statements as of March 31, 2025 and 2024, and for the years then ended incorporated by reference in this Prospectus and in the Registration Statement have been so incorporated in reliance on the report of ASA & Associates LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting. The report on the financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

Where You Can Find More Information

This prospectus supplement is part of a registration statement on Form S-3 that we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement to any of our contracts, agreements or other documents, the reference may not be complete, and you should refer to the exhibits that are a part of the registration statement of which this prospectus supplement is a part, or the exhibits to the reports or other documents incorporated by reference in this prospectus supplement for a copy of such contract, agreement or other document.

Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and special reports, and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov or on our website at http://www.roadzen.ai.

The website addresses referenced herein are not intended to function as hyperlinks, and the information contained in our website and in the SEC’s website is not incorporated by reference into this prospectus supplement and should not be considered to be part of this prospectus supplement.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus supplement the information contained in other documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this prospectus supplement, to the extent that a statement contained in or omitted from this prospectus supplement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. This prospectus supplement incorporates by reference our documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until all of the securities are sold:

●	our Annual Report on Form 10-K for the fiscal year ended March 31, 2025, filed with the SEC on June 26, 2025, as amended on November 20, 2025;

●	our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2025, filed with the SEC on August 13, 2025;

●	our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2025, filed with the SEC on November 14, 2025;

●	our Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2025, filed with the SEC on February 12, 2026;

●	our Current Reports on Form 8-K filed with the SEC on April 1, 2025, as amended on April 2, 2025; April 3, 2025; April 21, 2025; June 26, 2025; July 30, 2025; July 31, 2025; August 13, 2025; October 29, 2025; November 4, 2025; November 14, 2025; November 20, 2025; January 20, 2026; February 13, 2026; February 26, 2026; March 11, 2026; April 1, 2026; April 10, 2026 and April 28, 2026;

●	the description of our ordinary shares contained in our Registration Statement on Form S-4 (Registration No. 333-269747) initially filed with the SEC on February 14, 2023, as amended, and declared effective by the SEC on August 14, 2023, and any amendment or report filed with the SEC for purposes of updating such description; and

●	all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination or completion of the offering of securities under this prospectus shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing such reports and other documents.

Notwithstanding the foregoing, we are not incorporating any document or portion thereof or information deemed to have been furnished and not filed in accordance with SEC rules.

Documents incorporated by reference are available from us, without charge. You may obtain documents incorporated by reference in this prospectus supplement by requesting them in writing or by telephone at the following address:

Roadzen Inc.

111 Anza Blvd

Suite 109

Burlingame, California 94010

Attn: Corporate Secretary

Phone: (650) 414-3530

S-18

Prospectus

Roadzen Inc.

$100,000,000

ORDINARY SHARES

PREFERENCE SHARES

WARRANTS

SUBSCRIPTION RIGHTS

DEBT SECURITIES

UNITS

We may offer and sell from time to time, in one or more series, any one of the following securities of our company, for total gross proceeds of up to $100,000,000:

●	ordinary shares;

●	preference shares;

●	warrants to purchase our securities;

●	subscription rights to purchase any of the foregoing securities;

●	secured or unsecured debt securities consisting of notes, debentures or other evidences of indebtedness which may be senior debt securities, senior subordinated debt securities or subordinated debt securities, each of which may be convertible into equity securities; or

●	units comprised of, or other combinations of, the foregoing securities.

We may offer and sell these securities separately or together, in one or more series or classes and in amounts, at prices and on terms described in one or more offerings. We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Each time our securities are offered, we will provide a prospectus supplement containing more specific information about the particular offering and attach it to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus.

This prospectus may not be used to offer or sell securities without a prospectus supplement which includes a description of the method and terms of this offering.

Our ordinary shares are listed on The Nasdaq Stock Market under the symbol “RDZN.” If we decide to seek a listing of any preference shares, warrants, subscriptions rights, debt securities or units offered by this prospectus, the related prospectus supplement will disclose the exchange or market on which the securities will be listed, if any, or where we have made an application for listing, if any.

Investing in our securities involves certain risks. See “Risk Factors” beginning on page 2 and the risk factors in our most recent Annual Report on Form 10-K, which is incorporated by reference herein, as well as in any other recently filed quarterly or current reports and, if any, in the relevant prospectus supplement. We urge you to carefully read this prospectus and the accompanying prospectus supplement, together with the documents we incorporate by reference, describing the terms of these securities before investing.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is November 12, 2024.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell, either individually or in combination, in one or more offerings, any of the securities described in this prospectus, for total gross proceeds of up to $100,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this prospectus, we will provide a prospectus supplement to this prospectus that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus.

We urge you to read carefully this prospectus, any applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the heading “Incorporation of Documents by Reference,” before investing in any of the securities being offered. You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with different or additional information. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

The information appearing in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find Additional Information.”

This prospectus contains, or incorporates by reference, trademarks, tradenames, service marks and service names of Roadzen Inc. and its subsidiaries. Unless the context otherwise requires, the terms “Roadzen,” the “Company,” “we,” “us,” “our” and similar terms used in this prospectus refer to Roadzen Inc.

ii

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein may contain forward looking statements that involve risks and uncertainties. All statements other than statements of historical fact contained in this prospectus and the documents incorporated by reference herein, including statements regarding future events, our future financial performance, business strategy, and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus and the documents incorporated by reference herein, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements to differ materially. Moreover, we operate in a highly regulated and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short term and long term business operations, and financial needs. These forward-looking statements are subject to certain risks and uncertainties that could cause our actual results to differ materially from those reflected in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this prospectus, and in particular, the risks discussed below and under the heading “Risk Factors” and those discussed in other documents we file with the Securities and Exchange Commission, or SEC. The following discussion should be read in conjunction with the financial statements for the fiscal years ended March 31, 2024 and 2023 and notes incorporated by reference therein. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statement.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this prospectus to conform our statements to actual results or changed expectations.

Any forward-looking statement you read in this prospectus or any document incorporated by reference reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, operating results, growth strategy and liquidity. You should not place undue reliance on these forward-looking statements because such statements speak only as to the date when made. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future, except as otherwise required by applicable law. You are advised, however, to consult any further disclosures we make on related subjects in our reports on Forms 10-Q, 8-K and 10-K filed with the SEC. You should understand that it is not possible to predict or identify all risk factors. Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

iii

THE COMPANY

Overview

Roadzen Inc. is a leading Insurtech company on a mission to transform global auto insurance powered by advanced artificial intelligence (“AI”). At the heart of our mission is our commitment to create transparency, efficiency, and a seamless experience for the millions of end customers who use our products through our insurer, OEM, and fleet (such as trucking, delivery, and commercial fleets) partners. We seek to accomplish this by combining computer vision, telematics and AI with continually updated data sources to provide a more efficient, effective and informed way of building auto insurance products, assessing damages, processing claims and improving driver safety. Insurers and other partners of Roadzen across the world use Roadzen’s technology to launch new auto insurance products, manage risk better and resolve claims faster. These products are built with dynamic underwriting capabilities, Application Programming Interface, or API-led distribution and real-time claims processing.

Roadzen has built a pioneering technology platform that uses telematics, computer vision and data science to spearhead innovation across the insurance value chain, namely underwriting, distribution, claims and road safety. We call it the Roadzen “Insurance as a Service” (“IaaS”) platform. Our business generates commission-based revenue as an insurance broker focused on embedded and B2B2C (Business-to-Business-to-Customer) insurance distribution, and fee-based revenue as a provider of innovative cloud, mobile, and AI-based telematics applications for the auto insurance economy.

Roadzen has four major client types:

●	Insurance — including insurance companies, reinsurers, agents, brokers;

●	Automotive — including carmakers, dealerships, online-to-offline car sales platforms;

●	Fleets — including small and medium fleets, taxi fleets, ridesharing platforms, commercial and corporate fleets; and

●	Other distribution channels such as financial services companies providing auto loans, and telematics companies.

Our operations are global, and our partners consist of market-leading insurance companies, fleets, automotive original equipment manufacturers (“OEMs”) and carmakers, including AXA, SCOR, Arch, Société Générale, Jaguar Land Rover, Audi, Mercedes, Volvo and several others. In June of 2023, we made two acquisitions as part of our market entry strategy into the important U.S. and U.K. markets. Our subsidiary in the U.K., Global Insurance Management Ltd. (“GIM”), is a leading specialist Managing General Agent (“MGA”) providing auto insurance, extended warranties, and claims management to insurers, car dealers, car companies, and fleets. GIM delivers services globally, leveraging its MGA license in the U.K. market and using third-party licenses elsewhere. GIM provides brokerage services to insurance companies, where it acts as a delegated authority of the insurance company to sell the insurer’s policies using its brokerage platform, as well as to adjudicate and pay claims. GIM collects a commission and an administrative fee as a percentage of the Gross Written Premium (“GWP”) for each policy sold from the insurer/re-insurer during this process. GIM’s specialty insurance contracts typically have an average term of five years. GIM is headquartered in Coventry, England. Roadzen’s subsidiary in the U.S., National Automobile Club (“NAC”), is a licensed auto club in California and a provider of claims management and 24/7 commercial roadside assistance (“RSA”) in the U.S. NAC focuses on the commercial automotive industry and its network comprises over 75,000 professional service providers, offering tow, transport, and first notice of loss (“FNOL”) services. NAC’s customers include government fleets, enterprises, commercial fleets, car companies and insurers across the U.S. NAC is headquartered in Burlingame, California.

Our mission is to build the leading company at the intersection of artificial intelligence (“AI”), insurance and mobility. To further our mission, we have built a pioneering lab focused on fundamental and applied AI research. We work on core research areas in computer vision, generative AI, and traditional machine learning to develop product experiences that improve the safety, convenience, and protection of millions of drivers across the world. Roadzen is a founding member of the AI Alliance fostering safe, responsible, and open source development alongside industry leaders such as Meta, IBM, Hugging Face, Stability AI, AMD, Service Now, and others. Our approach to build precision AI models in insurance and mobility has won several industry accolades. In October 2021, Forbes Magazine ranked Roadzen among the Top 10 AI companies. In 2022, Financial Express named Roadzen AI Startup of the Year. Additionally, the Company won two awards at the prestigious Global Artificial Intelligence Summit & Awards: “Best Use of AI in Mobility” and “Best Use of AI in Insurance,” both presented by the All India Council for Robotics & Automation (AICRA).

Other Information

We were incorporated in the British Virgin Islands on April 22, 2021. Roadzen, Inc. was incorporated in the State of Delaware on May 7, 2015. Our principal executive offices are located at 111 Anza Blvd., Suite 109 Burlingame, CA 94010. We also maintain a website at www.roadzen.ai. The information contained in, or that can be accessed through, our website is not part of this prospectus.

1

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risk factors we describe in any prospectus supplement and in any related free writing prospectus for a specific offering of securities, as well as those incorporated by reference into this prospectus or such prospectus supplement. You should also carefully consider other information contained and incorporated by reference in this prospectus and any applicable prospectus supplement, including our financial statements and the related notes thereto incorporated by reference in this prospectus. The risks and uncertainties described in the applicable prospectus supplement and our other filings with the SEC incorporated by reference herein are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also adversely affect us. If any of the described risks occur, our business, financial condition or results of operations could be materially harmed. In such case, the value of our securities could decline and you may lose all or part of your investment.

2

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from these sales for general corporate purposes, which includes, without limitation, investing in or acquiring companies that are synergistic with or complimentary to our technologies, and working capital. The amounts and timing of these expenditures will depend on numerous factors, including the development of our current business initiatives.

3

PLAN OF DISTRIBUTION

We may sell the securities from time to time to or through underwriters or dealers, through agents, or directly to one or more purchasers. A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, rights to purchase and subscriptions. In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:

●	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

●	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account; or

●	ordinary brokerage transactions and transactions in which a broker solicits purchasers.

A prospectus supplement or supplements with respect to each series of securities will describe the terms of the offering, including, to the extent applicable:

●	the terms of the offering;

●	the name or names of the underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

●	the public offering price or purchase price of the securities or other consideration therefor, and the proceeds to be received by us from the sale;

●	any delayed delivery requirements;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation

●	any discounts or concessions allowed or re-allowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

●	at a fixed price or prices, which may be changed;

●	in an “at the market” offering within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended, or the Securities Act;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

4

Underwriters and Agents; Direct Sales

If underwriters are used in a sale, they will acquire the offered securities for their own account and may resell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate.

Unless the prospectus supplement states otherwise, the obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

Dealers

We may sell the offered securities to dealers as principals. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale.

Institutional Purchasers

We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or other offering materials, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

We may provide agents, underwriters, dealers and remarketing firms with indemnification against certain civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

5

Market-Making; Stabilization and Other Transactions

There is currently no market for any of the offered securities, other than our ordinary shares, which are quoted on the Nasdaq Stock Market. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of the debt securities, preference shares, warrants or subscription rights on any securities exchange or quotation system; any such listing with respect to any particular debt securities, preference shares, warrants or subscription rights will be described in the applicable prospectus supplement or other offering materials, as the case may be.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters or agents that are qualified market makers on the Nasdaq Stock Market may engage in passive market making transactions in our ordinary shares on the Nasdaq Stock Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of our ordinary shares. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Fees and Commissions

If 5% or more of the net proceeds of any offering of securities made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121.

6

DESCRIPTION OF SECURITIES WE MAY OFFER

General

This prospectus describes the general terms of our shares. The following description is not complete and may not contain all the information you should consider before investing in our shares. For a more detailed description of these securities, you should read the applicable provisions of British Virgin Islands law and our memorandum and articles of association, as amended, referred to herein as our Memorandum and Articles of Association. When we offer to sell a particular series of these securities, we will describe the specific terms of the series in a supplement to this prospectus. Accordingly, for a description of the terms of any series of securities, you must refer to both the prospectus supplement relating to that series and the description of the securities described in this prospectus. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

Roadzen is a BVI business company limited by shares and its affairs is governed by its Memorandum and Articles of Association and the BVI Companies Act (each as amended or modified from time to time). As provided in the Memorandum and Articles of Association, subject to the BVI Companies Act, Roadzen has full capacity to carry on or undertake any business or activity, do any act or enter into any transaction, and, for such purposes, full rights, powers and privileges. The registered office of Roadzen is c/o Maples Corporate Services (BVI) Limited, Kingston Chambers, P.O. Box 173, Road Town, Tortola, British Virgin Islands.

The outstanding equity securities of Roadzen consist of 71,968,686 ordinary shares and 19,157,081 warrants of Roadzen.

Authorized shares

The authorized shares of Roadzen consists of 220,000,000 ordinary shares, par value $0.0001 per share (the “Roadzen Ordinary Shares”), and 60,000,000 preference shares, par value $0.0001 per share (the “Roadzen Preference Shares”).

Ordinary Shares

Approximately 71,968,686 Roadzen ordinary shares are issued and outstanding.

Preference shares

Roadzen does not have any Roadzen Preference Shares outstanding. The issuance of Roadzen Preference Shares in the future could have the effect of decreasing the trading price of Roadzen Ordinary Shares, restricting dividends on Roadzen’s issued shares, diluting the voting power of Roadzen Ordinary Shares, impairing the liquidation rights of Roadzen’s shares, or delaying or preventing a change in control of Roadzen.

Rights attached to Roadzen shares

Rights attached to Roadzen Ordinary Shares

Each Roadzen Ordinary Share confers upon the shareholder:

a. the right to one vote at a meeting of the Roadzen shareholders or on any resolution of the Roadzen shareholders;

b. subject to any rights that may be granted to holders of Roadzen Preference Shares in the future, the right to an equal share in any distribution paid by Roadzen in accordance with the BVI Companies Act; and

c. subject to any rights that may be granted to holders of Roadzen Preference Shares in the future, the right to an equal share in the distribution of the surplus assets of Roadzen on its liquidation in accordance with the BVI Companies Act.

7

Roadzen Ordinary Shares have the same rights and privileges and rank equally, share ratably and be identical in all respect to all matters.

Rights attached to Roadzen Preference Shares

Each series of Roadzen Preference Shares shall have such designations, powers, preferences, rights, qualifications, limitations and restrictions as specified by the Roadzen board pursuant to resolutions approving the issuance of such series of preference shares and related amendments to the Memorandum and Articles of Association; provided, however, that prior to such issuance, the Roadzen board shall determine the designations, powers, preferences, rights, qualifications, limitations and restrictions of each series of preference shares, including, if applicable: (a) the designation and number of shares and the subscription price thereof; (b) the voting rights; (c) the dividends rights; (d) whether such shares will be subject to redemption by Roadzen and the conditions of such redemption; (e) the rights to receive distribution upon liquidation and the terms thereof; (f) the rights to convert or exchange such series; (g) any limitations and restrictions upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by Roadzen of, such shares; and (h) any conditions or restrictions upon the creation of indebtedness of Roadzen or upon the issue of any additional shares.

The Roadzen board shall not be required to obtain any approval of the shareholders in respect of the issuance of Roadzen preference shares and the related amendments to the Memorandum and Articles of Association and, accordingly, will be able to issue preference shares with voting and other rights that could adversely affect the voting power and other rights of holders of the Roadzen Ordinary Shares and could have anti-takeover effects. The ability of the Roadzen board of directors to issue Roadzen Preference Shares without shareholder approval could have the effect of delaying, deferring or preventing a change of control of Roadzen or the removal of existing management. Roadzen has no preference shares issued and outstanding at the date hereof. Although Roadzen does not currently intend to issue any Roadzen Preference Shares, we cannot assure you that we will not do so in the future.

Election of the Roadzen Board of Directors

Under the Memorandum and Articles of Association, there shall be a board of directors consisting of not less than one person, provided, however, that Roadzen may by resolution of directors increase or reduce the limits on the number of directors. Pursuant to the Memorandum and Articles of Association, the directors of the Roadzen board will be appointed by Roadzen shareholders by resolution of members in writing or at Roadzen’s annual meeting of shareholders (except for situations in which the Roadzen board fills a vacancy, as discussed below). There is no prohibition under the Memorandum and Articles of Association which requires the positions of chairman of the Roadzen board and chief executive officer to be held by different persons.

In addition, the Memorandum and Articles of Association allows the Roadzen board to appoint by resolution of the Roadzen board any person to be a director either to fill (i) a vacancy resulting from death, resignation, disqualification, removal or other causes or (ii) any newly created directorship resulting from any increase in the number of directors. Where the Roadzen board appoints a person as a director to fill such vacancy or newly created directorship, the term will not exceed the term that remained when the director whose departure from the Roadzen board created such vacancy ceased to hold office or, in the case of newly created directorship, until the next annual general meeting.

Distribution and Liquidation Rights

The Roadzen board may authorize a dividend to be paid to the holders of Roadzen Ordinary Shares, as well as to the holders of Roadzen Preference Shares, as may be issued, with distribution and liquidation rights, in proportion to their respective shareholdings and subject to any preferential rights held by holders of Roadzen Preference Shares. Dividends may be paid in money, shares or other property. Notice of any dividend that may have been declared will be given to each Roadzen shareholder, and all dividends unclaimed for six (6) years after having been declared may be forfeited for the benefit of Roadzen. No dividend will bear interest as against Roadzen and no dividend will be paid on the treasury shares of Roadzen.

8

The Roadzen board may authorize a distribution by adopting a resolution in favor of the distribution if the Roadzen board is satisfied that Roadzen satisfies a solvency test, meaning that, on reasonable grounds, immediately after such distribution, the value of Roadzen’s assets will exceed its liabilities and Roadzen will be able to pay its debts as they fall due. In order that Roadzen may determine the Roadzen shareholders entitled to receive payment of any distribution, the Roadzen board may fix a record date. If no record date is fixed, the record date for determining shareholders for any such purpose will be at the close of the calendar day on which the Roadzen board adopts the resolution relating to the distribution.

In the event of Roadzen’s liquidation, its surplus assets will be distributed to the holders of Roadzen shares in the order of liquidation preference attached to each series of Roadzen Preference Shares or Roadzen Ordinary Shares, as applicable, and in proportion to their respective shareholdings.

The distribution and liquidation rights of Roadzen Preference Shares shall be determined for each series of Roadzen Preference Shares prior to authorizing the issuance of such series of Roadzen Preference Shares. Therefore, Roadzen ordinary shareholders’ liquidation right, as well as the right to receive dividends, may be affected by the grant of preferential dividend, distribution or liquidation preference rights to the holders of a class of shares with preferential rights which may be authorized in the future.

Redemption Rights

The BVI Companies Act and the Memorandum and Articles of Association permit Roadzen to purchase its own shares with the prior written consent of the relevant members, on such terms and in such manner as may be determined by its board of directors and by a resolution of directors and in accordance with the BVI Companies Act.

Variation of Rights of Shares

Other than with respect to the issuance of the Roadzen Preference Shares in accordance with the Memorandum and Articles of Association, all or any of the rights attached to any class of shares may, subject to the provisions of the BVI Companies Act, be varied without the consent of the holders of the issued shares of that class where such variation is considered by the board of directors not to have a material adverse effect upon such rights; otherwise, any such variation shall be made only with the consent in writing of the holders of not less than two thirds of the issued shares of that class, or with the sanction of a resolution passed by not less than two thirds of the votes cast at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares.

Shareholder Meetings

Under the Memorandum and Articles of Association, Roadzen may, but is not obligated to, hold an annual general meeting each year. The Roadzen board or the chair, if in office, may call an annual general meeting or an extraordinary general meeting upon not less than ten (10) clear days’ notice unless such notice is waived in accordance with the Memorandum and Articles of Association. A meeting notice must specify the place, day and hour of the meeting and the general nature of the business to be conducted at such meeting. At any general meeting of Roadzen shareholders, the holders of at least fifty percent (50%) of the votes of the shares entitled to vote at such meeting shall constitute a quorum. Subject to the requirements of the BVI Companies Act, only those matters set forth in the notice of the general meeting or (solely in the case of a meeting convened upon a Members’ Requisition (as defined below)) properly requested in connection with a Members’ Requisition may be considered or acted upon at a meeting of Roadzen shareholders.

Each general meeting, other than an annual general meeting, shall be an extraordinary general meeting. Under the Memorandum and Articles of Association, shareholders have the right to call extraordinary general meetings of shareholders (a “Members’ Requisition”). To properly call an extraordinary general meeting pursuant to a Members Requisition, (a) the request of shareholders representing not less than 30% in par value or otherwise by number of issued shares which as at the date carry a right to vote in respect of the matter for which such meeting is requested must be deposited at the registered office of Roadzen and (b) the requisitioning shareholders must comply with certain information requirements specified in the Memorandum and Articles of Association.

9

Voting Rights

Each Roadzen Ordinary Share confers upon the shareholder the right to one vote at a meeting of the Roadzen shareholders or on any resolution of the Roadzen shareholders. The voting rights of Roadzen Preference Shares shall be determined for each series of Roadzen Preference Shares prior to authorizing the issuance of such series of Roadzen Preference Shares. Therefore, Roadzen ordinary shareholders’ voting rights may be affected by the grant of preferential voting rights to shareholders of a new class of shares which may be authorized in the future.

Transfer of shares

All Roadzen Ordinary Shares have been issued in registered form and may be freely transferred under the Memorandum and Articles of Association, unless any such transfer is restricted or prohibited by another instrument, Nasdaq rules or applicable securities laws.

Under the BVI Companies Act shares that are listed on a recognized exchange may be transferred without the need for a written instrument of transfer if the transfer is carried out in accordance with the laws, rules, procedures and other requirements applicable to shares listed on the recognized exchange and subject to the Memorandum and Articles of Association.

Issue of Additional Shares

The Memorandum and Articles of Association authorizes the Roadzen board of directors to issue additional ordinary shares from time to time as the Roadzen board of directors shall determine.

However, under British Virgin Islands law, our directors may only exercise the rights and powers granted to them under The Memorandum and Articles of Association for a proper purpose and for what they believe in good faith to be in the best interests of Roadzen.

Quorum

A meeting of Roadzen shareholders is duly constituted if, at the commencement of the meeting, there are present in person or by proxy at least fifty percent (50%) of the votes of the shares entitled to vote on resolutions of shareholders to be considered at the meeting. A quorum may comprise a single shareholder or proxy, and such person may pass a resolution of shareholders and a certificate signed by such person accompanied where such person be a proxy by a copy of the proxy instrument will constitute a valid resolution of the Roadzen shareholders.

Vote Requirements

Except as provided below, the Memorandum and Articles of Association provides that all shareholder resolutions require the affirmative vote of a simple majority of the votes cast by holders of Roadzen ordinary shares, voting together as a single class at a meeting at which a quorum is present. Further, the Memorandum and Articles of Association provides that action by written consent may be approved by the written consent of holders of an absolute majority of the Roadzen ordinary shares entitled to vote.

Roadzen may amend the Memorandum and Articles of Association by the affirmative vote of a simple majority of the votes cast by holders of Roadzen ordinary shares, voting together as a single class at a meeting at which a quorum is present or by the written consent of holders of an absolute majority of the Roadzen ordinary shares entitled to vote by way of written consent or by resolution of directors.

The Memorandum and Articles of Association provides that the removal of any director from office requires the affirmative vote of at least two-thirds (2/3) of the votes cast by holders of Roadzen ordinary shares, voting together as a single class at a meeting at which a quorum is present or the written consent of holders of at least two-thirds (2/3) of the Roadzen ordinary shares entitled to vote by way of written consent.

10

Access to Corporate Records

Under the BVI Companies Act, each Roadzen shareholder is entitled, on giving written notice to Roadzen, to inspect (a) the memorandum and articles of association of Roadzen; (b) the register of members; (c) the register of directors; and (d) the minutes of meetings and resolutions of members and of those classes of members of which he is a member; and to make copies of or take extracts from the documents and records. Subject to the Memorandum and Articles of Association, the directors may, if they are satisfied that it would be contrary to Roadzen’s interests to allow a member to inspect any document, or part of a document, specified in (b), (c) and (d) above, refuse to permit the member to inspect the document or limit the inspection of the document, including limiting the making of copies or the taking of extracts from the records.

Where a company fails or refuses to permit a member to inspect a document or permits a member to inspect a document subject to limitations, that member may apply to the BVI High Court for an order that he should be permitted to inspect the document or to inspect the document without limitation.

A company is required to keep at the office of its registered agent: its memorandum and articles of association of the company; the register of members or a copy of the register of members; the register of directors or a copy of the register of directors; and copies of all notices and other documents filed by the company in the previous ten (10) years.

Transfer Agent, Warrant Agent and Registrar

The transfer agent and registrar for Roadzen Ordinary Shares is Continental Stock Transfer & Trust Company, located at One State Street Plaza, 30th Floor, New York, New York 10004.

Takeover Provisions

The BVI Companies Act does not currently provide anti-takeover measures, similar to some jurisdictions in the U.S.

Some provisions of the Memorandum and Articles of Association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that:

●	authorize the Roadzen board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our members;

●	limit the ability of shareholders to requisition and convene general meetings of shareholders;

●	require advance notice procedures with which shareholders must comply to nominate candidates to the Roadzen board of directors or to propose matters to be acted upon at a shareholders’ meeting, which could preclude shareholders from bringing matters before annual or special meetings and delay changes in the Roadzen board of directors and also may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise from attempting to obtain control of Roadzen;

●	provide that directors may be removed only for cause and only upon the unanimous approval of all other directors then in office or shareholders representing at least two-thirds (2/3) of the shares entitled to vote at a meeting for the election of directors; and

●	permit the Roadzen board of directors to fill vacancies created by the expansion of the Roadzen board of directors or the resignation, death or removal of a director.

11

However, under BVI law, Roadzen’s directors may only exercise the rights and powers granted to them under the Memorandum and Articles of Association for a proper purpose and for what they believe in good faith to be in the best interests of Roadzen.

Register of Members

Under the BVI Companies Act, Roadzen Ordinary Shares are deemed to be issued when the name of the shareholder is entered in our register of members. Our register of members will be maintained by our transfer agent Continental Stock Transfer & Trust Company. If (a) information that is required to be entered in the register of members is omitted from the register or is inaccurately entered in the register, or (b) there is unreasonable delay in entering information in the register, a shareholder of Roadzen, or any person who is aggrieved by the omission, inaccuracy or delay, may apply to the BVI Court for an order that the register be rectified, and the Court may either refuse the application or order the rectification of the register, and may direct Roadzen to pay all costs of the application and any damages the applicant may have sustained.

Listing and Purpose

Roadzen Ordinary Shares are listed and traded on Nasdaq under the trading symbol “RDZN.” Roadzen’s purpose under the Memorandum and Articles of Association includes every lawful purpose or activity.

Mergers and Similar Arrangements

Under the BVI Companies Act, two or more BVI companies or a BVI company and non-BVI company, each a “constituent company”, may merge or consolidate. The BVI Companies Act provides for slightly different procedures depending on the nature of the parties to the merger.

A merger involves the merging of two or more companies into one of the constituent companies (to the merger) with one constituent company continuing in existence to become the surviving company post-merger. A consolidation involves two or more companies consolidating into a new company.

A merger is effective on the date that the articles of merger (as described below) are registered by the Registrar of Corporate Affairs in the BVI, or on such later date, not exceeding thirty (30) days from the date of registration as is stated in the articles of merger.

As soon as a merger becomes effective:

a) the surviving company (so far as is consistent with its memorandum and articles, as amended by the articles of merger) has all rights, privileges, immunities, powers, objects and purposes of each of the constituent companies;

b) the memorandum and articles of the surviving company are automatically amended to the extent, if any, that changes to its memorandum and articles are contained in the articles of merger;

c) assets of every description, including choses in action and the business of each of the constituent companies, immediately vest in the surviving company;

d) the surviving company is liable for all claims, debts, liabilities and obligations of each of the constituent companies;

e) no conviction, judgment, ruling, order, claim, debt, liability or obligation due or to become due, and no cause existing, against a constituent company or against any member, director, officer or agent thereof, is released or impaired by the merger; and

f) no proceedings, whether civil or criminal, pending at the time of a merger by or against a constituent company, or against any member, director or officer, or agent thereof, are abated or discontinued by the merger; but

a. the proceedings may be enforced, prosecuted, settled or compromised by or against the surviving company or against the member, director, officer or agent thereof, as the case may be; or

b. the surviving company may be substituted in the proceedings for a constituent company.

The registrar shall strike off the Register of Companies a constituent company that is not the surviving company in the merger.

12

The BVI Companies Act provides that any member of Roadzen is entitled to payment of the fair value of his shares upon dissenting from a merger, unless Roadzen is the surviving company of the merger and the member continues to hold the same or similar shares. The following is a summary of the position with respect to dissenters’ rights in the event of a merger under the BVI Companies Act.

A dissenter is, in most circumstances, required to give to Roadzen written objection to the merger, which must include a statement that the dissenter proposes to demand payment for his/her shares if the merger takes place. This written objection must be given before the meeting of members at which the merger is submitted to a vote, or at the meeting but before the vote. However, no objection is required from a member to whom Roadzen did not give notice of the meeting of members or where the proposed merger is authorized by written consent of the members without a meeting.

Within twenty (20) days immediately following the written consent, or the meeting at which the merger was approved, Roadzen shall give written notice of the consent or resolution to each member who gave written objection or from whom written objection was not required, except those members who voted for, or consented in writing to, the proposed merger.

A member to whom Roadzen was required to give notice who elects to dissent shall, within twenty (20) days immediately following the date on which the copy of the plan of merger or an outline of the merger is given to him, give to Roadzen a written notice of his decision to elect to dissent, stating:

a) his name and address;

b) the number and classes of shares in respect of which he dissents (which must be all shares that he holds in Roadzen); and

c) a demand for payment of the fair value of his shares.

Upon the giving of a notice of election to dissent, the dissenter ceases to have any of the rights of a member except the right to be paid the fair value of his shares, and the right to institute proceedings to obtain relief on the ground that the action is illegal.

Roadzen shall make a written offer to each dissenter to purchase his shares at a specified price that Roadzen determines to be their fair value. Such offer must be given within seven (7) days immediately following the date of the expiration of the period within which members may give their notices of election to dissent, or within seven (7) days immediately following the date on which the merger is put into effect, whichever is later.

If Roadzen and the dissenter fail, within thirty (30) days immediately following the date on which the offer is made, to agree on the price to be paid for the shares owned by the dissenter, then within twenty (20) days:

a) Roadzen and the dissenter shall each designate an appraiser;

b) the two designated appraisers together shall designate an appraiser;

c) the three appraisers shall fix the fair value of the shares owned by the dissenter as of the close of business on the day prior to the date of the meeting or the date on which the resolution was passed, excluding any appreciation or depreciation directly or indirectly induced by the action or its proposal, and that value is binding on Roadzen and the dissenter for all purposes; and

d) Roadzen shall pay to the dissenter the amount in money upon the surrender by him of the certificates representing his shares, and such shares shall be cancelled.

Shareholders’ Suits

Under the provisions of the BVI Companies Act, the memorandum and articles of association of a company are binding as between the company and its shareholders and between the shareholders.

If the majority shareholders have infringed a minority member’s rights, the minority may seek to enforce its rights either by derivative action or by personal action. A derivative action concerns the infringement of the company’s rights where the wrongdoers are in control of the company and are preventing it from taking action, whereas a personal action concerns the infringement of a right that is personal to the particular member concerned.

13

The BVI Companies Act provides for a series of remedies available to shareholders. Where a company incorporated under the BVI Companies Act conducts some activity which breaches the BVI Companies Act or the company’s memorandum and articles of association, the BVI High Court can issue a restraining or compliance order. Shareholders can now also bring derivative, personal and Representative Actions under certain circumstances.

Generally, any other claims against a company by its shareholders must be based on the general laws of contract or tort applicable in the BVI or their individual rights as members as established by the company’s memorandum and articles of association.

In certain circumstances, a shareholder has the right to seek various remedies against the company in the event the directors are in breach of their duties under the BVI Companies Act. Pursuant to Section 184B of the BVI Companies Act, if a company or director of a company engages in, proposes to engage in or has engaged in, conduct that contravenes the provisions of the BVI Companies Act or the memorandum or articles of association of the company, the courts of the British Virgin Islands may, on application of a shareholder or director of the company, make an order directing the company or director to comply with, or restraining the company or director from engaging in conduct that contravenes the BVI Companies Act or the memorandum or articles. Furthermore, pursuant to Section 184I(1) of the BVI Companies Act, a shareholder of a company who considers that the affairs of the company have been, are being or likely to be, conducted in a manner that is, or any acts of the company have been, or are likely to be oppressive, unfairly discriminatory, or unfairly prejudicial to him in that capacity, may apply to the courts of the British Virgin Islands for an order which, inter alia, can require the company or any other person to pay compensation to the shareholders.

Squeeze-out Provisions

Members of a company holding 90% of the votes of the outstanding shares entitled to vote and members of a company holding 90% of the votes of the outstanding shares of each class of shares entitled to vote as a class, may give a written instruction to the company directing it to redeem the shares held by the remaining members.

Enforcement of Civil Liabilities

There is no statutory enforcement in the British Virgin Islands of judgments obtained in the U.S., however, the courts of the British Virgin Islands will in certain circumstances recognize such a foreign judgment and treat it as a cause of action in itself which may be sued upon as a debt at common law so that no retrial of the issues would be necessary, provided that:

●	the U.S. court issuing the judgment had jurisdiction in the matter and the company either submitted to such jurisdiction or was resident or carrying on business within such jurisdiction and was duly served with process;

●	the judgment is final and for a liquidated sum;

●	the judgment given by the U.S. court was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations of the company;

●	in obtaining judgment there was no fraud on the part of the person in whose favor judgment was given or on the part of the court;

●	recognition or enforcement of the judgment in the British Virgin Islands would not be contrary to public policy; and

●	the proceedings pursuant to which judgment was obtained were not contrary to natural justice.

The British Virgin Islands courts are unlikely:

●	to recognize or enforce against Roadzen, judgments of courts of the U.S. predicated upon the civil liability provisions of the securities laws of the U.S.; and

●	to impose liabilities against Roadzen, predicated upon the certain civil liability provisions of the securities laws of the U.S. so far as the liabilities imposed by those provisions are penal in nature.

14

Conflicts of Interest

Under BVI law, the directors owe fiduciary duties at both common law and under statute, including a statutory duty to act honestly, in good faith and with a view to our best interests. When exercising powers or performing duties as a director, the director is required to exercise the care, diligence and skill that a reasonable director would exercise in the circumstances taking into account, without limitation, the nature of the company, the nature of the decision and the position of the director and the nature of the responsibilities undertaken by him. In exercising the powers of a director, the directors must exercise their powers for a proper purpose and shall not act or agree to the company acting in a manner that contravenes our post-offering memorandum and articles of association or the BVI Companies Act.

In addition to the above, directors also owe a duty of care which is not fiduciary in nature. This duty has been defined as a requirement to act as a reasonably diligent person having both the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and the general knowledge skill and experience which that director has.

BVI law does not regulate transactions between a company and its significant members, however it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority members. Roadzen has adopted a code of business conduct and ethics which requires employees to fully disclose any situations that could reasonably be expected to give rise to a conflict of interest, and sets forth relevant restrictions and procedures when a conflict of interest arises to ensure the best interest of Roadzen.

As set out above, directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of their position.

Accordingly, as a result of multiple business affiliations, the directors of Roadzen may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when the board of Roadzen evaluates a particular business opportunity with respect to the above-listed criteria. Roadzen cannot assure you that any of the above-mentioned conflicts will be resolved in their favor. Furthermore, each of the directors of Roadzen may have pre-existing fiduciary obligations to other businesses of which they are officers or directors.

Anti-Money Laundering

In order comply with legislation or regulations aimed at the prevention of money laundering, BVI companies are required to adopt and maintain anti-money laundering procedures and may require members to provide evidence to verify their identity. Where permitted, and subject to certain conditions, BVI companies may also delegate the maintenance of its anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

If any person resident in the BVI knows or suspects that another person is engaged in money laundering or terrorist financing and the information for that knowledge or suspicion came to their attention in the course of their business the person will be required to report his belief or suspicion to the Financial Investigation of the BVI, pursuant to the Proceeds of Criminal Conduct Act (As Revised). Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Directors’ Fiduciary Duties

Under British Virgin Islands law, the directors owe fiduciary duties at both common law and under statute, including a statutory duty to act honestly, in good faith and with a view to our best interests. When exercising powers or performing duties as a director, the director is required to exercise the care, diligence and skill that a reasonable director would exercise in the circumstances taking into account, without limitation, the nature of the company, the nature of the decision and the position of the director and the nature of the responsibilities undertaken by him. In exercising the powers of a director, the directors must exercise their powers for a proper purpose and shall not act or agree to the company acting in a manner that contravenes our memorandum and articles of association or the BVI Companies Act.

15

Indemnification of Officers and Directors

BVI law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the BVI High Court to be contrary to public policy (e.g., for purporting to provide indemnification against the consequences of committing a crime). An indemnity will be void and of no effect and will not apply to a person unless the person acted honestly and in good faith and in what he/she believed to be in the best interests of the company and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful. The Memorandum and Articles of Association permits indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from dishonesty or fraud of such directors or officers. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, Roadzen may enter into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in the Memorandum and Articles of Association.

Dissolution; Winding up

Under BVI law, the liquidation of a company may be a voluntary solvent liquidation or a insolvent liquidation under the Insolvency Act. Where a company has been struck off the Register of Companies under the BVI Act, it will be dissolved with effect from the date of strike-off.

Voluntary Liquidation

If the liquidation is a solvent liquidation, the provisions of the BVI Act governs the liquidation. A company may only be liquidated under the BVI Act as a solvent liquidation if it has no liabilities or it is able to pay its debts as they fall due and the value of its assets exceeds its liabilities. Subject to the amended and restated memorandum and articles of association of a company, a liquidator may be appointed by a resolution of directors or resolution of members but if the directors have commenced liquidation by a resolution of directors the members must approve the liquidation plan by a resolution of members save in limited circumstances.

A liquidator is appointed for the purpose of collecting in and realizing the assets of a company and distributing proceeds to creditors.

We expect that in the event of a voluntary liquidation of the Company, after payment of the liquidation costs and any sums then due to creditors, the liquidator would distribute our remaining assets on a pari passu basis.

Rights of Non-resident or Foreign Members

There are no limitations imposed by the Memorandum and Articles of Association on the rights of non-resident or foreign members to hold or exercise voting rights on our shares. In addition, there are no provisions in the Memorandum and Articles of Association governing the ownership threshold above which member ownership must be disclosed.

Amendment of Memorandum and Articles of Association.

As permitted by British Virgin Islands law, the Memorandum and Articles of Association may be amended with a resolution of our members or, with certain exception by resolutions of directors.

Roadzen Warrants

There are currently 9,152,087 private warrants of Roadzen (“Roadzen Private Warrants”) and 10,004,994 public warrants of Roadzen (“Roadzen Public Warrants,” together with Roadzen Private Warrants, “Roadzen Warrants”) outstanding.

Each Roadzen Warrant represents the right to purchase one (1) Roadzen Ordinary Share at a price of $11.50 per share in cash. The Roadzen Warrants became exercisable thirty (30) days after the date on which the merger occurs and will expire upon the earlier of (a) the date that is five (5) years after the one which the merger occurs and (b) a liquidation of Roadzen.

16

Each Roadzen Warrant entitles the registered holder to purchase one (1) Roadzen Ordinary Share at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing thirty (30) days after the completion of the Business Combination, provided in each case that Roadzen has an effective registration statement under the Securities Act, covering the Roadzen Ordinary Shares issuable upon exercise of the Roadzen Warrants and a current prospectus relating to them is available and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder (or we permit holders to exercise their Roadzen Warrants on a cashless basis under the circumstances specified in the warrant agreement). Pursuant to the warrant agreement, a warrantholder may exercise its Roadzen Warrants only for a whole number of Roadzen Ordinary Share. This means that only a whole Roadzen Warrant may be exercised at any given time by a warrantholder. The Roadzen Warrants will expire five (5) years after the completion of the Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We will not be obligated to issue any Roadzen Ordinary Shares pursuant to the exercise of a Roadzen Warrant and will have no obligation to settle such Roadzen Warrant exercise unless a registration statement under the Securities Act with respect to the Roadzen Ordinary Shares underlying the Roadzen Warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No Roadzen Warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their Roadzen Warrants, unless the issuance of the shares upon such exercise is registered or qualified or deemed to be exempt under the securities laws of the state of residence of the exercising holder, or an exemption is available.

In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Roadzen Warrant, the holder of such Roadzen Warrant will not be entitled to exercise such Roadzen Warrant and such Roadzen Warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant. Roadzen Private Warrants may not be exercised by, or securities issued to, any registered holder in any state in which such exercise would be unlawful.

We have agreed that as soon as practicable, we will use our best efforts to file a registration statement covering the Roadzen Ordinary Shares issuable upon exercise of the Roadzen Private Warrants. We will use our best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Roadzen Warrants in accordance with the provisions of the warrant agreement. No Roadzen Warrants will be exercisable for cash unless we have an effective and current registration statement covering the Roadzen Ordinary Shares issuable upon exercise of the Roadzen Warrants and a current prospectus relating to such Roadzen Ordinary Shares.

Notwithstanding the foregoing, if a registration statement covering the Roadzen Ordinary Shares issuable upon exercise of the Roadzen Warrants is not effective within a specified period following the consummation of the initial business combination, warrantholders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise Roadzen Warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their Roadzen Warrants on a cashless basis.

Redemption of Roadzen Warrants for cash

We may call Roadzen Warrants for redemption for cash:

●	in whole and not in part;

●	at a price of $0.01 per Roadzen Warrant;

●	upon not less than thirty (30) days’ prior written notice of

●	redemption (the “30-day redemption period”) to each warrant holder; and

17

●	if, and only if, the reported last sale price of the Roadzen Ordinary Shares equal or exceed $18.00 per share (as adjusted for share splits, share capitalizations, rights issuances, subdivisions, reorganizations, recapitalizations and the like and for certain issuances of Roadzen Ordinary Shares and equity-linked securities for capital raising purposes in connection with the closing of our initial business combination) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date we send to the notice of redemption to the warrant holders.

We will not redeem the Roadzen Warrants as described above unless a registration statement under the Securities Act covering the issuance of the Roadzen Ordinary Shares issuable upon exercise of the Roadzen Warrants is then effective and a current prospectus relating to those Roadzen Ordinary Shares is available throughout the 30-day redemption period. If and when the Roadzen Warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

If and when the Roadzen Warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying Roadzen Ordinary Shares for sale under all applicable state securities laws. We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the Roadzen Warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the Roadzen Warrants, each warrant holder will be entitled to exercise his, her or its Roadzen Warrant prior to the scheduled redemption date. However, the price of the Roadzen Ordinary Shares may fall below the $18.00 redemption trigger price (as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like and for certain issuances of Roadzen Ordinary Shares and equity-linked securities for capital raising purposes in connection with the closing of our initial business combination) as well as the $11.50 Roadzen Warrant exercise price after the redemption notice is issued.

Redemption procedures and cashless exercise

If we call the Roadzen Warrants for redemption, our management will have the option to require any holder that wishes to exercise his, her or its Roadzen Warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their Roadzen Warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our shareholders of issuing the maximum number of ordinary shares issuable upon the exercise of our Roadzen Warrants. If our management takes advantage of this option, all holders of Roadzen Warrants would pay the exercise price by surrendering their Roadzen Warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the Roadzen Warrants, multiplied by the excess of the “fair market value” of our ordinary shares (defined below) over the exercise price of the Roadzen Warrants by (y) the fair market value. The “fair market value” will mean the average reported closing price of the ordinary shares as reported during the ten (10) trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Roadzen Warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of ordinary shares to be received upon exercise of the Roadzen Warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a Roadzen Warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the Roadzen Warrants after our initial business combination.

A holder of a Roadzen Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Roadzen Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% of the Roadzen Ordinary Shares outstanding immediately after giving effect to such exercise.

18

If the number of issued and outstanding Roadzen Ordinary Shares is increased by a capitalization payable in Roadzen Ordinary Shares, or by a sub-division of Roadzen Ordinary Shares or other similar event, then, on the effective date of such capitalization, sub-division or similar event, the number of Roadzen Ordinary Shares issuable on exercise of each Roadzen Warrant will be increased in proportion to such increase in the issued and outstanding Roadzen Ordinary Shares. A rights offering to holders of Roadzen Ordinary Shares entitling holders to purchase Roadzen Ordinary Shares at a price less than the “historical fair market value” (as defined below) will be deemed a capitalization of a number of Roadzen Ordinary Shares equal to the product of (i) the number of Roadzen Ordinary Shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Roadzen Ordinary Shares) multiplied by (ii) one (1) minus the quotient of (x) the price per Roadzen Ordinary Share paid in such rights offering divided by (y) the historical fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Roadzen Ordinary Shares, in determining the price payable for Roadzen Ordinary Shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) “historical fair market value” means the volume weighted average price of Roadzen Ordinary Shares as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the Roadzen Ordinary Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the Roadzen Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Roadzen Ordinary Shares on account of such Roadzen Ordinary Shares (or other ordinary shares into which the Roadzen Warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends or cash distributions which, when combined on a per share basis with all other cash dividends and cash distributions paid on the Roadzen Ordinary Shares during the 365-day period ending on the date of declaration of such dividend or distribution, does not exceed $0.50 (as adjusted to appropriately reflect any other adjustments and excluding cash dividends or cash distributions that resulted in an adjustment to the exercise price or to the number of Roadzen Ordinary Shares issuable on exercise of each Roadzen Warrant) but only with respect to the amount of the aggregate cash dividends or cash distributions equal to or less than $0.50 per share, (c) to satisfy the redemption rights of the holders of Roadzen Ordinary Shares in connection with a initial business combination, or (d) to satisfy the redemption rights of the holders of Roadzen Ordinary Shares in connection with a shareholder vote to amend our amended and restated memorandum and articles of association with respect to any other provision relating to the rights of holders of our Roadzen Ordinary Shares, then the Roadzen Warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each Roadzen Ordinary Share in respect of such event.

If the number of issued and outstanding Roadzen Ordinary Shares is decreased by a consolidation, combination, reverse share split or reclassification of Roadzen Ordinary Shares or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of Roadzen Ordinary Shares issuable on exercise of each Roadzen Warrant will be decreased in proportion to such decrease in issued and outstanding Roadzen Ordinary Shares.

Whenever the number of Roadzen Ordinary Shares purchasable upon the exercise of the Roadzen Warrants is adjusted, as described above, the Roadzen Warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of Roadzen Ordinary Shares purchasable upon the exercise of the Roadzen Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of Roadzen Ordinary Shares so purchasable immediately thereafter.

In case of any reclassification or reorganization of the issued and outstanding Roadzen Ordinary Shares (other than those described above), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our issued and outstanding Roadzen Ordinary Shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Roadzen Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Roadzen Warrants and in lieu of our Roadzen Ordinary Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Roadzen Warrants would have received if such holder had exercised their Roadzen Warrants immediately prior to such event.

19

The Roadzen Warrants are governed by a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. Holders should review a copy of the warrant agreement, which is filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the Roadzen Warrants. The warrant agreement provides that the terms of the Roadzen Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least a majority of the then outstanding Roadzen Public Warrants to make any change that adversely affects the interests of the registered holders of Roadzen Public Warrants.

The Roadzen Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of Roadzen Ordinary Shares and any voting rights until they exercise their warrants and receive Roadzen Ordinary Shares. After the issuance of Roadzen Ordinary Shares upon exercise of the Roadzen Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

Roadzen Warrants may be exercised only for a whole number of Roadzen Ordinary Shares. No fractional shares will be issued upon exercise of the Roadzen Warrants. If, upon exercise of the Roadzen Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of Roadzen Ordinary Shares to be issued to the warrant holder.

Subscription Rights

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. In connection with a rights offering to holders of our shares a prospectus supplement will be distributed to such holders on the record date for receiving rights in the rights offering set by us.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, forms of the subscription rights, standby underwriting agreement or other agreements, if any. The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

20

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

Debt Securities

As used in this prospectus, the term “debt securities” means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities, senior subordinated debt or subordinated debt securities. We may also issue convertible debt securities. Debt securities may be issued under an indenture (which we refer to herein as an Indenture), which are contracts entered into between us and a trustee to be named therein. We may issue debt securities and incur additional indebtedness other than through the offering of debt securities pursuant to this prospectus. It is likely that convertible debt securities will not be issued under an Indenture.

The debt securities may be fully and unconditionally guaranteed on a secured or unsecured senior or subordinated basis by one or more guarantors, if any. The obligations of any guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law. In the event that any series of debt securities will be subordinated to other indebtedness that we have outstanding or may incur, the terms of the subordination will be set forth in the prospectus supplement relating to the subordinated debt securities.

We may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture and will be equal in ranking.

Should an Indenture relate to unsecured indebtedness, in the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy our outstanding indebtedness or an event of default under a loan agreement relating to secured indebtedness of our company or its subsidiaries, the holders of such secured indebtedness, if any, would be entitled to receive payment of principal and interest prior to payments on the unsecured indebtedness issued under an Indenture.

Each prospectus supplement will describe the terms relating to the specific series of debt securities. These terms will include some or all of the following:

●	the title of debt securities and whether the debt securities are senior or subordinated;

●	any limit on the aggregate principal amount of debt securities of such series;

●	the percentage of the principal amount at which the debt securities of any series will be issued;

●	the ability to issue additional debt securities of the same series;

●	the purchase price for the debt securities and the denominations of the debt securities;

●	the specific designation of the series of debt securities being offered;

●

the maturity date or dates of the debt securities and the date or dates upon which the debt securities are payable and the rate or rates at which the debt securities of the series shall bear interest, if any, which may be fixed or variable, or the method by which such rate shall be determined;

21

●	the basis for calculating interest;

●	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

●	the duration of any deferral period, including the period during which interest payment periods may be extended;

●	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

●	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

●	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the applicable Indenture;

●	the rate or rates of amortization of the debt securities;

●	any terms for the attachment to the debt securities of warrants, options or other rights to purchase or sell our securities;

●	if the debt securities will be secured by any collateral and, if so, a general description of the collateral and the terms and provisions of such collateral security, pledge or other agreements;

●	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

●	our obligation or discretion, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

●	the terms and conditions, if any, regarding the option or mandatory conversion or exchange of debt securities;

●	the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities shall be evidenced;

●	any restriction or condition on the transferability of the debt securities of a particular series;

●	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with any event of default;

●	the currency or currencies in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;

●	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

●	any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable Indenture;

22

●	any limitation on our ability to incur debt, redeem stock, sell our assets or other restrictions;

●	the application, if any, of the terms of the applicable Indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

●	what subordination provisions will apply to the debt securities;

●	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our securities or property;

●	whether we are issuing the debt securities in whole or in part in global form;

●	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

●	the depositary for global or certificated debt securities, if any;

●	any material federal income tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

●	any right we may have to satisfy, discharge and defease our obligations under the debt securities, or terminate or eliminate restrictive covenants or events of default in the Indentures, by depositing money or U.S. government obligations with the trustee of the Indentures;

●	the names of any trustees, depositories, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;

●	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid;

●	if the principal of or any premium or interest on any debt securities is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

●	the portion of the principal amount of any debt securities which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable Indenture;

●	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined); and

●	any other specific terms of the debt securities, including any modifications to the events of default under the debt securities and any other terms which may be required by or advisable under applicable laws or regulations.

Unless otherwise specified in the applicable prospectus supplement, we do not anticipate the debt securities will be listed on any securities exchange. Holders of the debt securities may present registered debt securities for exchange or transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable Indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

23

Debt securities may bear interest at a fixed rate or a variable rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the applicable prospectus supplement any special federal income tax considerations applicable to these discounted debt securities.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and certain additional tax considerations.

Units

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we may issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent, if any, may be a bank or trust company that we select. We will indicate the name and address of the unit agent, if any, in the applicable prospectus supplement relating to a particular series of units. Specific unit agreements, if any, will contain additional important terms and provisions. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report that we file with the SEC, the form of unit and the form of each unit agreement, if any, relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain United States federal income tax considerations applicable to the units; and

●	any other material terms of the units and their constituent securities.

24

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus were passed upon for us by Maples & Calder.

EXPERTS

The consolidated financial statements of Roadzen Inc. as of March 31, 2024 and 2023, and for each of the years in the two-year period ended March 31, 2024, have been incorporated by reference herein in reliance upon the report of ASA & Associates LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarter and periodic reports, proxy statements and other information with the Securities and Exchange Commission using the Commission’s EDGAR system. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http//www.sec.gov.

We have filed a registration statement with the Commission relating to the offering of the shares. The registration statement contains information which is not included in this prospectus. You may inspect or copy the registration statement at the Commission’s public reference facilities or its website.

You should rely only on the information contained in this prospectus. We have not authorized any person to provide you with any information that is different.

INCORPORATION OF DOCUMENTS BY REFERENCE

We are “incorporating by reference” in this prospectus certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information. We have filed or may file the following documents with the SEC and they are incorporated herein by reference as of their respective dates of filing.

1. our Annual Report on Form 10-K for the fiscal year ended March 31, 2024, filed with the SEC on July 1, 2024, as amended;

2. our Quarterly Report on Form 10-Q for the three months ended June 30, 2024, filed with the SEC on August 13, 2024;

3. our Current Reports on Form 8-K filed with the SEC on September 27, 2024; September 9, 2024, August 13, 2024; July 31, 2024; July 23, 2024; July 18, 2024, July 1, 2024; April 26, 2024 and April 4, 2024; and

4. the description of our capital stock contained in our registration statement on Form 8-A (File No. 001-41094) filed on November 19, 2021, and any amendments or reports filed for the purposes of updating this description.

All documents that we filed with the SEC pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered under this prospectus have been sold, or that deregisters all securities then remaining unsold, will be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus, modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus. None of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K or any corresponding information, either furnished under Item 9.01 or included as an exhibit therein, that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus, except as otherwise expressly set forth in the relevant document. Subject to the foregoing, all information appearing in this prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference.

You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost (other than exhibits, unless such exhibits are specifically incorporate by reference), by contacting Roadzen Inc., 111 Anza Blvd, Suite 109, Burlingame, California 94010, or by telephone at (650) 414-3530. Information about us is also available at our website at www.roadzen.ai. However, the information in our website is not a part of this prospectus and is not incorporated by reference.

25

4,705,870 Ordinary Shares

PROSPECTUS SUPPLEMENT

Maxim

May 4, 2025